EXECUTION VERSION

RESTRICTED STOCK AGREEMENT PURSUANT TO THE
LADDER CAPITAL CORP 2023 OMNIBUS INCENTIVE PLAN
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Participant:

Grant Date:

Number of Shares of
Restricted Stock Granted:

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THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ladder Capital Corp, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Ladder Capital Corp 2023 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.
2.Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above.
3.Vesting.
(a)General. Subject to the provisions of Sections 3(b) and 3(c), the Restricted Stock subject to this grant shall become unrestricted and vested on the first anniversary of the Grant Date (the “Vesting Date”), subject to the Participant’s continued service with the Company or any of its Subsidiaries on the Vesting Date. There shall be no proportionate or partial vesting in the period prior to the Vesting Date.
(b)Change in Control. The Restricted Stock shall become fully vested upon the consummation of a Change in Control so long as the Participant has not incurred a Termination prior to such Change in Control.
(c)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.
(d)Forfeiture. Subject to the Sections 3(b) and 3(c) hereof, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s Termination for any reason.
4.Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Stock shall bear a legend as described in Section 8.2(c) of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares and if the Participant’s stock certificates contain legends restricting the transfer of such shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).
5.Dividends and Other Distributions; Voting. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder unless and until it is forfeited.
6.Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.Withholding of Tax. The Participant must pay or make adequate provision for any applicable federal or state withholding obligations of the Company pursuant to the Plan.
9.Section 83(b). If the Participant properly elects (in the manner required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.
10.Delivery. Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates of the applicable shares.
11.Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.
(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).
(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.
13.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
14.Acceptance. As required by Section 8.2 of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).
15.No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s service at any time, for any reason.
16.Confidentiality. The Participant acknowledges and agrees that the non public information and data concerning the business, affairs or other matters of the Company, Ladder Capital Finance Holdings LLLP or any of their respective subsidiaries (collectively, the “Ladder Companies”) that may be obtained by the Participant while the Participant is a member of the board of directors of the Company or any other Ladder Company of which the Participant may be a member (“Confidential Information”) are the property of the Ladder Companies. Therefore, except as may be otherwise required by law or legal process, the Participant agrees that the Participant will not disclose to any unauthorized person or use for the Participant's own purposes any Confidential Information without the prior written consent of the Company, other than in a good faith effort by the Participant, while the Participant is a member of the Company’s board of directors, to promote the interests of the Ladder Companies, so long as such promotion is solely in the Participant’s capacity as a member of the board of directors of the Company or any other Ladder Company of which the Participant may be a member and is otherwise in compliance with applicable law. Promptly after such time as the Participant is no longer a member of the board of directors of the Company (or at any other time as the Company may request), the Participant shall deliver to the Company all memoranda, notes, plans, records, reports, computer files and related back ups, printouts, software, and other documents and data (and copies thereof) relating to the Confidential Information, or the business of the Ladder Companies that the Participant may then possess or have under the Participant’s control. Notwithstanding anything to the contrary in this Section 16, (i) Confidential Information shall not include information to the extent that it is or becomes generally available to the public (other than as a result of a disclosure by the Participant); and (ii) if the Participant is required to disclose or discuss Confidential Information by order of a court of competent jurisdiction, the Participant may disclose such Confidential Information (provided that in such case, the Participant, to the extent lawful, shall promptly inform the Company of such order and shall only disclose Confidential Information to the extent necessary to comply with any such court order).
17.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
18.Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.
19.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.
20.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
21.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
22.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
23.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
24.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

25.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary or other base compensation, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LADDER CAPITAL CORP

By:

Name:

Title:

PARTICIPANT

[Name]